Exhibit 24

                    STOCK PURCHASE AND REGISTRATION AGREEMENT


           THIS STOCK PURCHASE AND REGISTRATION AGREEMENT (this "Agreement") is entered into as of July 8, 2005, between GE Capital Equity Investments, Inc., a Delaware corporation ("Seller"), and the purchasers listed on Schedule 1 hereto (each, a "Purchaser" and collectively, the "Purchasers").

           WHEREAS, Seller is the beneficial owner of shares of common stock, par value $0.01 per share (the "Common Stock"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"); and

           WHEREAS, Seller wishes to sell to each Purchaser, and each Purchaser wishes to purchase from Seller, the number of shares of Common Stock set forth opposite the name of such Purchaser on Schedule 1 hereto (as may be adjusted equitably to reflect any stock dividends, recapitalizations, stock splits or similar transactions, the "Shares") on the terms and subject to the conditions set forth herein.

           NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I
                           Sale and Purchase of Shares

                1.1 Sale and Purchase of Shares. At Closing (as defined below) and on the terms set forth herein, Seller shall sell and deliver to each Purchaser, and each Purchaser shall purchase and accept from Seller, all right, title, and interest of Seller in and to the Shares, free and clear of all mortgages, liens, pledges, security interests, charges, restrictions, and other encumbrances ("Liens"). The closing of the purchase and sale of the Shares shall take place on the earlier of (i) the second business day following the day on which the Registration Statement (as defined in Section 4.2 below) is declared effective by the Securities and Exchange Commission (the "SEC") and (ii) September 15, 2005 (each such date referred to as the "Closing Date") at the offices of the Seller in New York City ("Closing").

                1.2 Purchase Price. At Closing, each Purchaser shall pay to Seller for the Shares the aggregate amount set forth opposite the name of such Purchaser on Schedule 1 hereto (the "Purchase Price") by wire transfer of immediately available funds to a bank account designated in writing by Seller.

                1.3 Deliveries. At Closing, (i) Seller shall deliver to each Purchaser the certificate or certificates evidencing the Shares, together with a stock power or stock powers in the form of EXHIBIT A duly executed by Seller; and (ii) each Purchaser shall deliver to Seller, the Purchase Price in accordance with Section 1.2.

                                   ARTICLE II
                    Representations and Warranties of Seller

           Seller hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date as follows:

                2.1 Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                2.2 Authorization. Seller has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Seller of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by the duly authorized officer of Seller and, assuming the due execution and delivery of this Agreement by each Purchaser, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                2.3 Consents and Approvals. Except as set forth in Article IV, and filings that may be required under Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any federal, state, or foreign court or governmental agency, authority, or body or any instrumentality or political subdivision thereof ("Governmental Entity") or any other person or entity is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement by Seller, the performance by Seller of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby.

                2.4 No Conflicts. The execution and delivery of this Agreement does not, and neither the performance by Seller of the transactions contemplated hereby to be performed by it, nor the consummation of the transactions contemplated hereby, will, (i) conflict with the certificate of incorporation or bylaws of Seller, (ii) conflict with, result in any violation of, or constitute a default under any agreement to which Seller is a party, (iii) violate any order, judgment, decree, writ, or injunction ("Order") of any Governmental Entity applicable to Seller, or (iv) violate any domestic or foreign law, statute, rule, or regulation ("Law") applicable to Seller.

                2.5 Title to Shares. Seller has good and valid title to the Shares. Seller is the record and beneficial owner of the Shares, free and clear of all Liens except as set forth in a Shareholder Agreement, dated April 15, 1999, among NBC Universal, Inc. the Seller and the Company (the "Shareholders Agreement") (which agreement will not bind the Purchasers). The delivery by Seller to the Purchasers of the certificate or certificates representing the Shares in accordance with this Agreement will vest each Purchaser with good and valid title to the Shares, free and clear of all Liens.

                2.6 Exempt from Registration. Based in part on the representations of the Purchasers contained in Section 3.5 and 3.6 of this Agreement, the sale of the Shares hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

                2.7 Information. In the course of discussions relating to this Agreement and the transaction contemplated hereby, Seller has not conveyed to the Purchasers any material non-public information in respect of the Company and/or the Company's business, operations, pending transactions, financial condition, results of operations, or prospects (collectively, "Non-Public Information").

                                   ARTICLE III
                Representations and Warranties of the Purchasers

           Each Purchaser hereby severally represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

                3.1 Organization. Such Purchaser is an organization of the type referred to in Schedule 1 of this Agreement and is duly organized, validly existing, and in good standing under the applicable laws of the jurisdictions specified.

                3.2 Authorization. Such Purchaser has the requisite power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by such Purchaser of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by a duly authorized officer of such Purchaser and, assuming the due execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                3.3 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any Governmental Entity is required to be obtained or made by such Purchaser in connection with the execution and delivery of this Agreement by such Purchaser, the performance by such Purchaser of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby, except for any filings that may be required under Section 13 of the Exchange Act.

                3.4 No Conflicts. The execution and delivery of this Agreement does not, and neither the performance by such Purchaser of the transactions contemplated hereby to be performed by it, nor the consummation of the transactions contemplated hereby, will, (i) conflict with the organizational documents of such Purchaser, (ii) conflict with, result in any violation of, or constitute a default under any agreement to which such Purchaser is a party, or
(iii) violate any Order of any Governmental Entity or any Law applicable to such Purchaser.

                3.5 Securities Law Matters. Such Purchaser understands and acknowledges that as of the date hereof the Shares have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction, and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Such Purchaser acknowledges that appropriate legends restricting the transfer of the Shares as aforesaid shall be placed on the stock certificates representing such Shares. Such Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act). Such Purchaser (i) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Shares, and (ii) is able to bear the economic risk of an investment in the Shares for an indefinite period, including the risk of a complete loss of any such investment. The Shares were not offered to such Purchaser in any form of general solicitation or general advertisement and such Purchaser (i) is acquiring the Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof, (ii) does not have any agreement or understanding, whether or not legally binding, with any other person or entity, to sell, pledge, engage in short sales or other hedging transactions, transfer, or otherwise distribute or dispose of the Shares or any interest therein; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum or specific term and reserves the right to offer and dispose of the Shares at any time in accordance with, or pursuant to, an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or otherwise in compliance with applicable securities laws. Such Purchaser understands and acknowledges that Seller may be deemed an "affiliate" of the Company (as defined in Rule 144(a)(1) under the Securities Act).

                3.6 Investigation. Such Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from officers and other personnel of the Company regarding the Company, its business and financial condition. Such Purchaser acknowledges that (i) it is a sophisticated financial institution engaged in the business of assessing and assuming investment risks in respect of securities, including securities such as the Shares and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby,
(ii) it is fully satisfied with the Purchase Price it is paying hereunder to

Seller for the Shares, (iii) Seller may in the future enter into discussions with holders of the Company's Common Stock regarding the sale of all or a portion of its other shares of the Company's Common Stock for consideration greater or lesser than or different from the Purchase Price, and/or on terms and conditions different from the terms and conditions set forth herein, (iv) Seller is consummating this transaction with such Purchaser in reliance on such Purchaser's acknowledgements and representations contained in this Agreement and with such Purchaser's understanding and agreement that Seller is privy to Non-Public Information that may be material to a reasonable investor, such as such Purchaser, and has not been provided to such Purchaser by Seller or the Company, (v) Seller is under no duty or other obligation to disclose any Non-Public Information to such Purchaser, and (vi) as of the date hereof, the Company has neither publicly announced its financial results for any period after April 30, 2005 nor filed any report for such period. Each Purchaser hereby waives and releases to the fullest extent permitted by applicable law any claim or potential claim it has or may have against Seller, the Company or their respective officers, directors, stockholders, partners, affiliates, successors, and assigns, relating to any such person's possession of Non-Public Information.

                                   ARTICLE IV
                            Covenants of the Company

                4.1 Stock Certificate Legend. Promptly following the Closing, the Company agrees to provide each Purchaser with stock certificates representing the Shares such that the appropriate legends restricting the transfer of the Shares shall not reference the Shareholders Agreement. The Company shall take all reasonable action necessary (including providing appropriate opinions of counsel to its transfer agent, if necessary) to remove such legends with respect to Shares being sold by the Purchasers pursuant to the Registration Statement.

                4.2 Registration Statement. The Company hereby agrees that it shall prepare and file with the SEC as soon as practicable but in no event more than 21 business days following the date hereof, a registration statement on Form S-3 (or such other form as is available for the registration of the Shares if the Company does not meet the requirements for the use of Form S-3) (the "Registration Statement"), listing each Purchaser as a selling stockholder therein, to enable the resale of the Shares by such Purchaser from time to time and use all commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible after filing and to remain continuously effective until the earlier of (1) the second anniversary of the effective date of the Registration Statement, (2) the date on which all Shares purchased by the Purchasers pursuant to this Agreement have been sold thereunder or (3) the date on which the Shares can be sold by holders thereof pursuant to Rule 144(k) promulgated under the Securities Act (the "Registration Period"). Before filing the Registration Statement, or any amendment or supplement thereto, the Company shall furnish to the Purchasers copies of all such documents proposed to be filed, which documents will be subject to review of the Purchasers, and the Company will not file any such documents to which the Purchasers shall reasonably object in writing within three (3) business days of receipt of such document. The Registration Statement shall register, pursuant to Rule 416(a) under the Securities Act, the Shares and any additional shares of

Common Stock of the Company resulting from stock splits, stock dividends, or similar transactions with respect to the Shares. If the Company receives notification from the SEC that the Registration Statement will be subject to no action or review from the SEC, then the Company will use its commercially reasonable efforts to cause the Registration Statement to become effective within five (5) business days after such SEC notification. In the event that, following the date hereof and prior to the end of the Registration Period, the Company does not meet the requirements for the use of Form S-3, the Company shall use such other form as is available for the registration of the Shares and shall convert such other form into Form S-3, or file a replacement registration statement on Form S-3, promptly after the first date on which it meets such requirements. The covenants of the Company pursuant to this Section 4 shall survive the Closing.

                4.3 Registration Procedures and Indemnification. The Company and the Purchasers hereby agree that (i) the registration procedures relating and applicable to the Registration Statement shall be governed by Sections 5(b) through Section 5(q), the last two paragraphs of Section 5, and Section 6 of the Registration Rights Agreement, dated April 15, 1999 (the "Registration Rights Agreement"), by and among the Company, NBC Universal, Inc. and Seller, which sections are hereby incorporated herein by reference, provided that: (A) to the extent of any inconsistency between this Agreement and the Registration Rights Agreement, this Agreement shall control and (B) the aggregate number of days to which the Purchasers shall be subject to Black-Out (as defined in the Registration Rights Agreement) shall not exceed ninety (90) days during any period of 12 consecutive months, and (ii) the Company will indemnify the Purchasers and the Purchasers will severally indemnify the Company for matters relating to, or arising out of, the Registration Statement as set forth in the Registration Rights Agreement and that the mutual indemnification obligations of the Company and the Purchasers relating to, or arising out of, the Registration Statement shall be governed by Section 7 of the Registration Rights Agreement, which section is hereby incorporated herein by reference, except with regard to the limitation on the Company's liability included in Section 7(a) based on a Holder's failure to deliver a prospectus, which shall be incorporated by reference herein, only to the extent such Holder is subject to prospectus delivery requirement under applicable securities laws. For purposes of this
Section 4.3, the term "Holder" (as defined in the Registration Rights Agreement) shall be deemed to refer to any Purchaser, the term "Registrable Securities" (as defined in the Registration Rights Agreement) shall be deemed to refer to the Shares and the term "Registration Statement" shall be deemed to refer to the Registration Statement (as defined in Section 4.2 hereof) to be filed pursuant to the provisions of this Agreement.

                4.4 Information. In the course of discussions relating to this Agreement and the transactions contemplated hereby, the Company has not conveyed and will not convey to the Purchasers any Non-Public Information.

                4.5 Reports Under the Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to:

           (a) make available and keep current public information, within the meaning of Rule 144, at all times at which it is subject to the reporting requirement of the Exchange Act.

           (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                                    ARTICLE V
                           Securities Laws Compliance

           No Purchaser shall, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Common Stock of the Company, nor shall any Purchaser engage in, or permit any party on behalf of such Purchaser or for the benefit of such Purchaser to engage in, any short sale or other hedging transaction that results, or may result, in a disposition of any of the Shares by such Purchaser, except pursuant to an effective registration statement under the Securities Act or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction or otherwise in compliance with applicable securities laws.

                                   ARTICLE VI
                                  Miscellaneous

                6.1 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                6.2 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                6.3 Entire Agreement: Survival; Indemnity. This Agreement (including the Exhibits attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings between the parties hereto in respect of the subject matter hereof. The representations and warranties of the parties will survive the Closing. Seller and each Purchaser severally will each indemnify the other against any loss, liability or expense arising out of any material breach of any of its representations and warranties in this Agreement, provided that total liability under this indemnity will not exceed the Purchase Price. A party intending to make a claim under this indemnity will provide the other party with prompt notice of its claim and, to the extent possible, the opportunity to defend and dispose of the claim.

                6.4 Expenses. Except as otherwise expressly provided in this Agreement, Seller and each Purchaser shall bear all of the expenses (including fees and disbursements of its counsel) incurred by or on its behalf in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

                6.5 Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably requested by the other party in order to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

                6.6 Governing Law. This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

                6.7 Jurisdiction; Venue. Any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or relating to, this Agreement or the transactions contemplated hereby can be brought exclusively in federal court sitting in the Southern District of New York or, if such court does not have jurisdiction, any district court sitting in the Borough of Manhattan, the County of New York, New York, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum.

                6.8 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, or overnight courier if to any party hereto, at the address or facsimile number set forth below such party's name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

                6.9 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

                6.10 No Third-Party Beneficiaries. Nothing express or implied in this Agreement, is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit, or remedy under or by reason of this Agreement.

                6.11 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                6.12 Independent Nature of Obligations. The obligations of the Purchasers under this Agreement or any document ancillary hereto (collectively, the "Transaction Documents") are several and not joint with the obligations of any other purchaser of Seller's Common Stock, and the Purchasers shall not be responsible in any way for the performance of the obligations of any other purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchasers or any other purchaser of Seller's Common Stock pursuant hereto or thereto, shall be deemed to constitute the Purchasers and such other purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers and such other purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchasers confirm that they have independently participated in the negotiation of the transaction contemplated hereby with the advice of their own counsel and advisors. The Purchasers shall be entitled to independently protect and enforce their rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose.


                                    * * * * *

         [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                     SELLER:

                                     GE CAPITAL EQUITY INVESTMENTS, INC.

                                     By:    /s/ Ronald J. Herman, Jr.
                                            ------------------------------------
                                     Name:  Ronald J. Herman, Jr.
                                     Title: President

                                     Address:  120 Long Ridge Road
                                               Stamford, CT  06927
                                               Facsimile No.:  (203) 357-6527
                                               Attention: General Counsel

                                     PURCHASERS:

                                     RCG AMBROSE MASTER FUND, LTD.

                                     By:     /s/ Mark Mitchell
                                             -----------------------------------
                                     Name:   Mark Mitchell
                                     Title:  Authorized Signatory

                                     Address:        666 Third Avenue
                                                     New York, NY 10017

                                     Facsimile No.:  (212) 845-7999
                                                     (212) 845-7995
                                                     Attention:  Mark Mitchell
                                                                 Michael Neidell



                                     RCG HALIFAX FUND, LTD.

                                     By:   /s/ Morgan B Stark
                                             -----------------------------------
                                     Name:   Morgan B Stark
                                     Title:  Authorized Signatory

                                     Address:        666 Third Avenue
                                                     New York, NY 10017

                                     Facsimile No.:  (212) 845-7999
                                                     (212) 845-7995
                                                     Attention:  Mark Mitchell
                                                                 Michael Neidell



                                     RAMIUS SECURITIES, LLC

                                     By:    /s/ Morgan B Stark
                                            ------------------------------------
                                     Name:  Morgan B Stark
                                     Title: Authorized Signatory

                                     Address:        666 Third Avenue
                                                     New York, NY 10017

                                     Facsimile No.:  (212) 845-7999
                                                     (212) 845-7995
                                                     Attention:  Mark Mitchell
                                                                 Michael Neidell

                                     STARBOARD VALUE AND OPPORTUNITY FUND, LLC

                                     By:     /s/ Morgan B Stark
                                             -----------------------------------
                                     Name:   Morgan B Stark
                                     Title:  Authorized Signatory

                                     Address:        666 Third Avenue
                                                     New York, NY 10017

                                     Facsimile No.:  (212) 845-7999
                                                     (212) 845-7995
                                                     Attention: Mark Mitchell
                                                                Michael Neidell



                                     PARCHE, LLC

                                     By:      /s/ Morgan B Stark
                                              ----------------------------------
                                     Name:    Morgan B Stark
                                     Title:   Authorized Signatory

                                     Address:        666 Third Avenue
                                                     New York, NY 10017

                                     Facsimile No.:  (212) 845-7999
                                                     (212) 845-7995
                                                     Attention: Mark Mitchell
                                                                Michael Neidell



                                     RAMIUS MASTER FUND, LTD.

                                     By:     /s/ Morgan B Stark
                                              ----------------------------------
                                     Name:    Morgan B Stark
                                     Title:   Authorized Signatory

                                     Address:        666 Third Avenue
                                                     New York, NY 10017

                                     Facsimile No.:  (212) 845-7999
                                                     (212) 845-7995
                                                     Attention:  Mark Mitchell
                                                                 Michael Neidell

           We hereby (i) consent to the transactions contemplated by this Agreement and agree in consideration of the benefits that will accrue to the Company by virtue of such transactions, to the provisions of Article IV of this Agreement, and (ii) confirm that the Purchasers shall not become a party to, or be bound by the provisions of the Shareholders Agreement by virtue of acquiring the Shares pursuant to this Agreement.


                                            VALUEVISION MEDIA, INC.

                                            By:    /s/ Nathan Fagre
                                                   -----------------------------
                                            Name:    Nathan Fagre
                                            Title:   Senior Vice President and
                                                     General Counsel

                                   SCHEDULE 1
                                   ----------


-------------------------------------- ---------------------------------- -------------------------------

Purchaser                                        No. of Shares                    Purchase Price
-------------------------------------- ---------------------------------- -------------------------------

RCG Ambrose Master Fund, Ltd., a                    159,600                         $1,755,600
Cayman Island company
-------------------------------------- ---------------------------------- -------------------------------

RCG Halifax Fund, Ltd., a Cayman                     36,400                          $ 400,400
Island company
-------------------------------------- ---------------------------------- -------------------------------

Ramius Securities, LLC, a Delaware                   47,600                          $ 523,600
limited liability company
-------------------------------------- ---------------------------------- -------------------------------

Starboard Value and Opportunity                      58,800                          $ 646,800
Fund, LLC, a Delaware limited
liability company
-------------------------------------- ---------------------------------- -------------------------------

Parche, LLC, a Delaware limited                      11,200                          $ 123,200
liability company
-------------------------------------- ---------------------------------- -------------------------------

Ramius Master Fund, Ltd., a Cayman                   36,400                          $ 400,400
Island company
-------------------------------------- ---------------------------------- -------------------------------

Total                                               350,000                         $3,850,000
-------------------------------------- ---------------------------------- -------------------------------

                                    EXHIBIT A

                                   STOCK POWER


           FOR VALUE RECEIVED, GE Capital Equity Investments, Inc., a Delaware corporation, does hereby sell, assign, and transfer to RCG Ambrose Master Fund, Ltd., an aggregate of 159,600 shares of Common Stock, par value $0.01 per share (the "Shares"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), standing in its name on the books of the Company, represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint __________________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.


Dated:  ____________, 2005

                                    GE CAPITAL EQUITY INVESTMENTS, INC.


                                    By:_________________________________________
                                       Name:
                                       Title:

                                   STOCK POWER


           FOR VALUE RECEIVED, GE Capital Equity Investments, Inc., a Delaware corporation, does hereby sell, assign, and transfer to RCG Halifax Fund, Ltd., an aggregate of 36,400 shares of Common Stock, par value $0.01 per share (the "Shares"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), standing in its name on the books of the Company, represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint______________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.


Dated:  ____________, 2005

                                    GE CAPITAL EQUITY INVESTMENTS, INC.


                                    By: ________________________________________
                                        Name:
                                        Title:

                                   STOCK POWER


           FOR VALUE RECEIVED, GE Capital Equity Investments, Inc., a Delaware corporation, does hereby sell, assign, and transfer to Ramius Securities, LLC, an aggregate of 47,600 shares of Common Stock, par value $0.01 per share (the "Shares"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), standing in its name on the books of the Company, represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint_____________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.


Dated:  ____________, 2005

                                    GE CAPITAL EQUITY INVESTMENTS, INC.


                                    By:_________________________________________
                                       Name:
                                       Title:

                                   STOCK POWER


           FOR VALUE RECEIVED, GE Capital Equity Investments, Inc., a Delaware corporation, does hereby sell, assign, and transfer to Starboard Value and Opportunity Fund, LLC, an aggregate of 58,800 shares of Common Stock, par value $0.01 per share (the "Shares"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), standing in its name on the books of the Company, represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint __________________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.


Dated:  ____________, 2005

                                    GE CAPITAL EQUITY INVESTMENTS, INC.


                                    By: ________________________________________
                                        Name:
                                        Title:

                                   STOCK POWER


           FOR VALUE RECEIVED, GE Capital Equity Investments, Inc., a Delaware corporation, does hereby sell, assign, and transfer to Parche, LLC, an aggregate of 11,200 shares of Common Stock, par value $0.01 per share (the "Shares"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), standing in its name on the books of the Company, represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint __________________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.


Dated:  ____________, 2005

                                    GE CAPITAL EQUITY INVESTMENTS, INC.


                                    By: ________________________________________
                                        Name:
                                        Title:

                                   STOCK POWER


           FOR VALUE RECEIVED, GE Capital Equity Investments, Inc., a Delaware corporation, does hereby sell, assign, and transfer to Ramius Master Fund, Ltd., an aggregate of 36,400 shares of Common Stock, par value $0.01 per share (the "Shares"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), standing in its name on the books of the Company, represented by Certificate No.___ herewith, and does hereby irrevocably constitute and appoint___________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.


Dated:  ____________, 2005

                                    GE CAPITAL EQUITY INVESTMENTS, INC.


                                    By: ________________________________________
                                        Name:
                                        Title: